SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2009 (January 20, 2009)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2009, the Registrant entered into a Letter Agreement with its newly appointed Director, Michael Lee ("Lee"). The Agreement provided for Lee’s appointment as a member of the Board of Directors to last one year or until the annual general meeting at which new directors are selected and that the terms of the agreement would govern any extension and reelection as a Director for a period of up to two (2) additional terms for a total of up to three years. The Agreement provides for a monthly remuneration of up to $5,000 and the granting of 500,000 options to purchase shares of the Registrant's common stock as further described below. The Agreements provides for the reimbursement of expenses and the benefit of the Registrant's liability insurance for Directors and Officers. The agreement provides for attendance of a minimum of four quarterly meetings per calendar year and one meeting held following the annual general meeting and the obligation to serve on Board Committees as required. The appointment of Lee as a Director may be terminated at any time for any or no reason by Lee or the Registrant upon written notice to the other in accordance with the Bylaws. The description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement attached hereto as Exhibit 10.1.

On January 20, 2009, the Board of Directors of the Registrant approved the execution of an Option Agreement between the Registrant  with the following Director of the Registrant: Michael K. Lee, an independent director newly appointed.  Pursuant to the Option Agreement Mr. Lee would be granted 500,000 options to acquire the Registrant's shares of common stock at an exercise price of $0.35 per option. The options will vest over a period of 36 months with the first portion of 41,667 vesting 3 months after the grant date and thereafter an additional portion of 41,667 will vest at regular 3-monthly intervals until the vesting of the twelfth and final last portion of 41,663 on the 3-year anniversary of the grant date. The options would be granted under and governed by the terms and conditions of the 2008 Stock Option Plan (the "2008 Plan") and the Option Agreement. The options are neither transferable nor assignable by Optionee other than by will or by the laws of descent.  The Registrant has not yet executed the Option Agreement but intends to do so in the next few days.  The description of the Option Agreement is qualified in its entirety by reference to the Option Agreement attached hereto as Exhibit 10.2.

On January 20, 2009, the Registrant entered into a Confidential Information and Invention Assignment Agreement with Michael K. Lee ("Lee"), an independent director newly appointed as the Chairman of the Compensation Committee (the "Confidential Agreement"). Pursuant to the Confidential Agreements, Lee agreed not to directly or indirectly use, make available, sell, disclose or otherwise communicate to any third party any of the Registrant's Confidential Information. Further, Lee assigned, pursuant to the Confidential Agreement, to the Registrant all rights, title and interests in and to all of his Subject Ideas and Inventions including all registrable and patent rights. Lee also agreed that during his respective term of office as a Director of the Registrant and for one year after termination of each of their employment without the Registrant's express written consent directly or indirectly employ, they would not solicit for employment or recommend for employment by any party other than the Registrant, any person employed by the Registrant as an employee or a consultant and call or, solicit or take away, or attempt to call on, solicit or take away, any of the Registrant's customers or potential customers on whom Lee became acquainted during his term as Director with the Registrant. The description of the Confidential Information and Invention Assignment Agreement with Lee is qualified in its entirety by reference to the Confidential Information and Invention Assignment Agreements attached hereto as Exhibit 10.03

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 (d)  On January 20, 2009, the Board of Directors of the Registrant elected Michael K. Lee (“Lee”) as a new member of the Board of Directors. Lee was appointed for a 1-year term subject to reelection by the Shareholders for 2 further terms of 1-year on the same terms and conditions. Lee was also appointed to the Audit Committee and the Compensation Committee with immediate effect. In remuneration for his services, Lee will receive $4,000 per month during his term as a Director. He was also granted 500,000 options to purchase shares of common stock of the Registrant at a price of $0.35 per option. These options will vest over 36 months with the first portion of 41,667 vesting 3 months after the grant date and thereafter an additional portion of 41,667 will vest at 3-monthly intervals until finally the last portion of 41,663 will vest on the 3-year anniversary of the grant.

There are no family relationships among the directors or executive officers.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Other than the director agreement described under Item 1.01 and ancillary arrangements mentioned thereunder, there is no material plan, contract or arrangement (whether or not written) to which Mr. Lee is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Lee or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.01	Letter Agreement between the Registrant and Michael K. Lee*

10.02	Option Agreement between the Registrant and Michael K. Lee

10.03	Confidential Information and Inventions Assignment Agreement between the Registrant and Michael K. Lee*

*Portions of the exhibit have been redacted and a confidential treatment request has been submitted to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

Date: January 26, 2009	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Letter Agreement with Michael K. Lee*
10.2	Option Agreement with Michael K. Lee
10.3	Confidential Information and Inventions Assignment Agreement with Michael K. Lee*

*Portions of the exhibit have been redacted and a confidential treatment request has been submitted to the Securities and Exchange Commission.